Hennessy Advisors, Inc.
7250 Redwood Blvd., Suite 200
Novato, CA 94945

May 3, 2007	News Release
Contact Name: Terry Nilsen	FOR IMMEDIATE RELEASE
Contact Phone: 415-899-1555

HENNESSY ADVISORS, INC. ANNOUNCES
FORMATION OF NEW FUNDS

Novato, CA – May 3, 2007   Hennessy Advisors, Inc. (OTCBB:HNNA)   Chief Executive Officer and President, Neil Hennessy, today announced that the Hennessy Advisors, Inc. Board of Directors approved the creation of a new Large Cap Growth Fund and a new non-registered private hedge fund.

“We are very pleased to take these early steps to further diversify our family of investment products,” said Mr. Hennessy.

Hennessy Advisors, Inc., located in Novato, CA, is a publicly traded investment advisor to six no-load mutual funds. Hennessy Advisors, Inc. is committed to their time-tested, quantitative stock selection formulas and disciplined money management approach.

Supplemental Information
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person.